SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): November 13, 2006

PLASTINUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
----------------------------	-----------	------------------
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue
New York, New York 10167

(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 13, 2006, Jacques Mot, the Registrant’s Chief Executive Officer, concluded that the Registrant’s financial statements for the years ended December 31, 2005 and 2004 and the six month periods ended June 30, 2006 and 2005 should no longer be relied upon. The errors were discovered in connection with a comment raised by the staff of the Securities and Exchange Commission ("SEC") in their review and comment on our financial statements for the years ended December 31, 2005 and 2004 and the interim periods ended June 30, 2006 and 2005 that were included in our Exchange Act filing on Form 10-SB. The SEC requested that we provide additional information regarding the Registrant's accounting polices in connection with the allocation of expenses associated with Mr. Mot's compensation and certain consulting arrangements that were previously allocated between the Registrant's parent, New Generation Holdings, Inc., and the Registrant.

Accordingly, the Registrant will restate its audited financial statements for the years ended December 31, 2005 and 2004 and the three and six month periods ended March 31, 2006 and June 30, 2006 disclosing the reallocation of expenses in an amendment to the Registrant's Form 10-SB.

Authorized officers of the Registrant discussed this matter with the Registrant's independent public accounting firm who agreed that the Registrant's financial statements for the year ended December 31, 2005 and 2004 and the three and six month periods ended March 31, 2006 and June 30, 2006 and 2005 could not be relied upon and needed to be restated. The Registrant is in discussions with the staff of the SEC and expects to file the aforementioned amendments in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM CORP.

Dated: November 15, 2006	By:	/s/ Jacques Mot
Jacques Mot
Chief Executive Officer and Chairman of the Board